Exhibit 99.1
First Physicians Capital Group Reports Fiscal 2010 First Quarter Results and Delivers Shareholder Update
Fiscal 2009 Major Goals Met or Exceeded. Fiscal 2009 Net Revenue from Services of $39.1 million with Adjusted EBITDA from Operations before Corporate Overhead of $4.4 million. Current Net Revenue Run Rate of $41 million based on Fiscal 2010 First Quarter Results. Positive 2010 Outlook.
Friday, February 19, 2010
BEVERLY HILLS, Calif. — February 19, 2010 — First Physicians Capital Group, Inc. (“FPCG” or the “Company”) (OTC BB: FPCG), an operator of healthcare services firms primarily in rural and suburban markets in the U.S., reported results for the Company’s first fiscal quarter ended December 31, 2009 and delivered today the following update to shareholders from FPCG’s CEO, David Hirschhorn.
Highlights for the first fiscal quarter were:
•	Achieved Net Revenue from Services of $10.3 million and Adjusted EBITDA from Operations before corporate overhead of $0.8 million in the first quarter of Fiscal 2010.
•	Completed the recapitalization of our Southern Plains Medical Center (SPMC) clinic through a sale-leaseback financing in January 2010.
•
Retired short-term debt of $3.7 million associated with SPMC real estate with proceeds from SPMC recapitalization. SPMC received net cash proceeds of $0.7 million after closing costs. $1.5 million of restricted cash pledged as collateral was released and returned to us.

•	Continued to receive strong financial support from our investor base with extension of maturities for 18-36 months on our convertible bridge loans issued between February and April 2009.
•	Reduced total short-term debt by 88% post-SPMC recapitalization and convertible bridge loan maturity extensions.
•	Continued reductions in operating expenses and corporate overhead at our Southern Plains Medical Group (SPMG) facilities in Oklahoma as well as at the holding company level.
To Our Shareholders:
A worldwide economic recession that created the most difficult business environment since the Great Depression made Fiscal 2009 (the fiscal year ending September 30, 2009) and the first quarter of Fiscal 2010 a challenging one for FPCG. The global recession had a major impact on the financial performance of companies around the world in virtually every industry, and FPCG was no exception. In addition to a very weak economy and extremely tight credit markets, we were uniquely affected by the uncertainty surrounding the entire healthcare sector as legislators in Washington, D.C. worked toward passage of a reform bill with far-reaching consequences.
Our response to all of this was to adopt a very cautious approach to managing our business. We slowed our growth, continued to implement aggressive cost control initiatives, and focused on enhancing the long-term stability of our balance sheet, with the ultimate goal of positioning ourselves for strong, sustainable growth in Fiscal 2010 and beyond. FPCG, along with the entire healthcare sector, faced a significant amount of uncertainty over the outcome of healthcare reform efforts in Washington. This had a significant impact on our discussions with several acquisition targets and their ability to decide on a course of action. While we believe the government will eventually resolve the current deadlock on healthcare reform, we expect the ongoing uncertainty will continue to make the deal process with our acquisition targets a complicated one.

Despite the challenges, we achieved a significant number of milestones during Fiscal 2009 and the first quarter of Fiscal 2010:
•	Achieved Net Revenue from Services of $10.3 million and Adjusted EBITDA from Operations before corporate overhead of $0.8 million in the first quarter of Fiscal 2010.
•	Achieved record Net Revenue from Services of $39.1 million in Fiscal 2009, a 32% year-over-year increase over $29.6 million in Fiscal 2008.
•	Achieved $4.4 million in Adjusted EBITDA from Operations before corporate overhead in Fiscal 2009, a 40% year-over-year increase over $3.2 million in Fiscal 2008.
•	Concluded Fiscal 2009 with total assets of $29.5 million, an 11% year-over-year increase over $26.5 million at the end of Fiscal 2008.
•	Completed the buyout of the remaining 49% minority partner interest in our SPMG subsidiary in Oklahoma in December 2008.
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Closed on $8.4 million in bank financing under the USDA Loan Guaranty Program in December 2008, proceeds of which were primarily used to refinance acquisition debt related to the initial majority purchase of our SPMG subsidiary.

•	Assembled a new management team at our SPMG subsidiary in November 2008 with a deep bench of experience and strong reputation in the Oklahoma market.
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Continued to receive strong financial support from our investor base evidenced by high participation rates in warrant exercises during the year and the closing of a convertible bridge loan from investors issued between February and April 2009, which maturity was extended for another 18 to 36 months into Fiscal 2011. The maturity extensions effectively reduced our short-term debt by $1.5 million.

•	Completed the acquisition of The Chandler Clinic located near Stroud Regional Medical Center (one of SPMG’s 3 critical access hospitals) in May 2009.
•	Began managing Liberty-Dayton Community Hospital in Liberty, Texas in October 2009.
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Secured $4.7 million in sale-leaseback financing under the USDA Loan Guaranty Program on our Southern Plains Medical Center (SPMC) clinic real estate in January 2010. Our wholly-owned First Physicians Realty Group subsidiary was the purchaser of the real estate along with a minority partner group of local Oklahoma investors.

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Proceeds from the SPMC sale-leaseback were used to pay-off short-term debt of $3.7 million associated with SPMC real estate. SPMC received net cash proceeds of $0.7 million after retirement of the debt and closing costs. $1.5 million of restricted cash pledged as security on the refinanced SPMC debt was released and returned to us. After the SPMC recapitalization and convertible bridge loan maturity extensions, we have reduced total short-term debt by 88%.

•	Added an experienced financial services executive and banking veteran to our Board of Directors.
•	Renamed our company to First Physicians Capital Group, Inc. and began trading with our new ticker symbol FPCG.OB on the OTC Bulletin Board.
While we did not achieve all of our strategic and financial goals in Fiscal 2009, we finished the year with positive momentum and a sound balance sheet. With the most recent financing related to the sale-leaseback of SPMC, we have completed the restructuring of our balance sheet from one that was heavily dependent on short-term maturities to one that is almost entirely comprised of long-term maturities at very attractive rates. In Fiscal 2010, as part of the next phase of our capital and operating plan, we expect to focus on working capital ratios and bringing them in line with target goals.
We believe the key to our long-term profitability is growth. As discussed in previous updates, we have built our platform with a focus on growth. While we continue to make our operations as efficient as possible, growth will ultimately drive our near term and long term profitability and return on capital. As of October 2009, we have reduced operating expenses outside of professional fees (e.g., accounting, legal and SOX compliance) by over $2.5 million per annum. We believe we are conservatively positioned from a cost structure standpoint for Fiscal 2010.

While we slowed our investment and acquisition activities to “let the dust settle” on healthcare reform and waited for capital costs to become reasonable and attractive again during Fiscal 2009, we are optimistic that Fiscal 2010 will present us with a number of attractive growth opportunities in the sector and in our markets. The rest of this letter will outline in more detail our major accomplishments in Fiscal 2009 and our strategic efforts to position ourselves for a strong Fiscal 2010.
Corporate Strategy Update
During the past three years, we have grown our business from net revenue of $2.5 million in Fiscal 2007 to $39.1 million in Fiscal 2009. (Note: Fiscal 2007 was a shorter eight-month transition period.) Over the same period, we have also accumulated a valuable real estate portfolio at attractive prices and with attractive financing. While we continue to aggressively reduce corporate overhead and implement cost savings throughout the organization, we are positioning ourselves to pursue several significant acquisitions and JV opportunities during this current and next fiscal year. Assuming we identify the right partner, we believe these potential transactions would allow us to fulfill our long-term strategy of using the “hub-and-spoke” model to develop a comprehensive integrated health system by providing a value-added referral base for larger health system partners in core urban areas near our facilities.
During the current and next fiscal year, we expect to continue to pursue our strategy of:
•	Acquiring two to four businesses per year with a focus on the rural healthcare market;
•	Enhancing the operational efficiency of our existing healthcare facilities; and,
•	Securing attractive financing, including real estate-based solutions as appropriate, for our operating partners.
Operations
As previously announced, we have made very significant investments in assembling our management team and developing our operating infrastructure. We have also made significant investments in our dealmaking resources, including systems in place to perform transaction due diligence and execution. We believe that we can increase our healthcare facility business volumes both organically and through acquisitions without any significant further increases in our corporate overhead. We have put in place a platform capable of assimilating the future growth we are anticipating for the Company and expect future growth via internal operating improvements or the completion of new transactions to add positively to our bottom line without commensurate increases in expenses.
To measure our progress and growth, we have tracked the following general key metrics:
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Physicians in our Network — The current number of FPCG physician employee partners is 36 and has not seen a net change since the end of Fiscal 2008. We believe the number of our physicians will be a key indicator of our future success because each partner represents reliable, high-value long-term revenue for FPCG.

•	Healthcare Facilities — We currently own and operate 7 facilities (1 in San Diego and 6 in Oklahoma), compared to 6 facilities at the end of Fiscal 2008.
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Number of Employees — We currently have 420 employees in California and Oklahoma compared to 442 at the end of December 2008. We expect our reported employment figures to drop for our existing operations going forward as a result of our ongoing cost reduction efforts.

•	Admissions and Patient Days — Our hospitals admitted 1,555 patients over 7,215 total patient days in Fiscal 2009. This compares to 1,512 patients admitted over 6,767 total patient days in Fiscal 2008.
•	Average Daily Census — Our hospitals saw average daily census of 20 patients in Fiscal 2009 versus 19 patients in Fiscal 2008.
•	Patient Visits / Cases — Our medical clinics and surgery centers saw 77,633 patient visits and 1,857 cases, respectively, in Fiscal 2009.

Fiscal 2010 Outlook
While we have accomplished a great deal in the past 3 years, we remain cautiously optimistic given current economic conditions and ongoing uncertainty surrounding healthcare reform. Over the current and next fiscal year, as the investment environment continues to improve, we anticipate accelerating our investment program. FPCG continues to receive strong support from existing shareholders as we explore alternative financing strategies to create liquidity and fund future growth.
As always, we appreciate the support of our long-term shareholders, directors, advisors, partners and employees. Despite a challenging economic environment, we will continue to work aggressively to increase shareholder value.
David Hirschhorn
Chairman and CEO
First Physicians Capital Group, Inc.
Important Notice
It should be noted that EBITDA and Adjusted EBITDA from Operations are financial measures that are not recognized under accounting principles generally accepted in the United States of America (GAAP). Adjusted EBITDA from Operations should not be considered as an alternative to, or more meaningful than, net income, operating income, cash flows from operations or other traditional indications of a company’s operating performance or liquidity that are derived in accordance with GAAP. In addition, the Company’s calculations of Adjusted EBITDA from Operations may not be comparable to similarly titled measures being disclosed by other companies, limiting their usefulness as comparative measures. The Company discloses Adjusted EBITDA from Operations as it is a commonly referred to financial metric used in the investing community to evaluate the performance of companies in our industry. The Company believes that disclosure of Adjusted EBITDA from Operations is helpful to those reviewing its performance, as Adjusted EBITDA from Operations provides information on the Company’s ability to meet debt service, capital expenditure and working capital requirements and management believes that Adjusted EBITDA from Operations is also a useful indicator of the Company’s operating performance.
To better facilitate comparisons from reporting period to reporting period on the productivity of our healthcare facilities operations, a non-GAAP supplemental chart is provided below. These financials reconcile to our GAAP SEC filed results. We highlight for investors and partners:
•	Net Revenue from Services
•	Healthcare facilities EBITDA before Bad Debt expense
•	Bad Debt expense
•	Adjusted EBITDA from Operations before Corporate Overhead
•	SPMG Corporate Expense, our overhead expense at the SPMG operating subsidiary headquartered in Oklahoma City, OK
•	FPCG Corporate Expense, our overhead expense at the corporate holding company

	Fiscal Quarter Ended
	12/31/2009	12/31/2008

Net Revenue From Services	$10,327,789	$10,821,194

Healthcare facilities EBITDA before Bad Debt Expense	$2,446,070	$3,341,123
Bad Debt expense	(1,683,142)	(1,002,797)

Adjusted EBITDA from Operations before Corporate Overhead	762,928	2,338,326
SPMG Corporate Expense — operating company	(925,502)	(1,467,212)
FPCG Corporate Expense	(790,088)	(765,814)

Adjusted EBITDA from Operations	(952,662)	105,300

Non-Cash Charges and Other Items to Reconcile to Net Income
Interest Income and Other	6,662	38,688
Interest Expense	(705,771)	(171,692)
Depreciation & Amortization	(319,416)	(231,259)
Amort. of Stock Based Comp	(278,104)	(307,681)
Preferred Dividend — BCF	(46,880)	—
Restructure (Severance)	—	(154,479)
Noncontrolling interests	(180,416)	(93,699)
One-time charges	(40,000)	—
Insurance proceeds	429,105	—
Payments to physicians related to purchase agreement	(66,249)	(81,250)
Other closed facility expense	(10,496)	(21,511)

Total Non-Cash Charges and Other Items to Reconcile to Net Income	(1,211,565)	(1,022,883)

Net Income (Loss)	$(2,164,227)	$(917,583)

	Fiscal Year Ended
	9/30/2009	9/30/2008

Net Revenue From Services	$39,089,808	$29,641,204

Healthcare facilities EBITDA before Bad Debt Expense	$9,003,134	$6,968,932
Bad Debt expense	(4,561,112)	(3,792,437)

Adjusted EBITDA from Operations before Corporate Overhead	4,442,022	3,176,495
SPMG Corporate Expense — operating company	(4,997,934)	(3,537,860)
FPCG Corporate Expense	(3,606,948)	(2,245,258)

Adjusted EBITDA from Operations	(4,162,860)	(2,606,623)

Non-Cash Charges and Other Items to Reconcile to Net Income
Interest Income	41,851	319,713
Interest Expense	(2,094,766)	(872,380)
Depreciation & Amortization	(1,101,974)	(706,230)
Amort. of Stock Based Comp	(1,245,252)	(339,190)
Preferred Dividend — BCF	(316,877)	(2,877,654)
Restructure (Severance)	(429,641)	—
Noncontrolling interests	(176,604)	1,367,890
Impairment expense	(208,942)	(308,022)
(Gain) Loss on Sale of Investments	(280,614)	—
One-time charges	—	(50,000)
Payments to physicians related to purchase agreement	(337,990)	(81,250)
Other closed facility expense	(54,391)	(957,150)

Total Non-Cash Charges and Other Items to Reconcile to Net Income	(6,205,200)	(4,504,273)

Net Income (Loss)	$(10,368,060)	$(7,110,896)

About First Physicians Capital Group, Inc.
First Physicians Capital Group, Inc. provides financial and managerial services to physicians, physician groups, and healthcare delivery centers in rural and suburban markets in the U.S. The Company is building a portfolio of interests in healthcare services operations outside the traditional urban hospital setting. FPCG promotes quality medical care by offering improved access and breadth of services. It unlocks the value of its investments by developing strong, long-term and mutually beneficial relationships with their physicians and the communities they serve. For more information, please visit http://www.firstphysicianscapitalgroup.com.
Safe-Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release may contain forward-looking information within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including all statements that are not statements of historical fact regarding the intent, belief or current expectations of the Company, its directors or its officers with respect to, among other things: (i) the Company’s financing plans; (ii) trends affecting the Company’s financial condition or results of operations; (iii) the Company’s growth strategy and operating strategy; and (iv) the declaration and payment of dividends. The words “may,” “would,” “will,” “expect,” “estimate,” “anticipate,” “believe,” “intend” and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company’s ability to control, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors including the risks disclosed in the Company’s Forms 10-K and 10-Q filed with the Securities Exchange Commission.